As filed with the Securities and Exchange Commission on
                                   March 26, 1996
                                 Registration No.33-
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-3
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                                  AMP INCORPORATED
                 (Exact name of registrant as specified in charter)

                      Pennsylvania (State or other jurisdiction
                          of incorporation or organization)
                                 470 Friendship Road
                           Harrisburg, Pennsylvania  17111
                                                (717) 564-0100

                  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices) 23-033-2575

          (I.R.S. Employer Identification No.)

                                               David F. Henschel
                                                   AMP Incorporated
                                              470 Friendship Road
                                        Harrisburg, Pennsylvania 17111
                                                (717) 564-0100
                       (Name, address, including zip code, and
                      telephone number, including area code, of
                                 agent for service.)

                                                  Copies to:

               David W. Schoenberg, Esq.            Joseph L. Johnson III,
          Esq.
               Altheimer & Gray                     Goodwin, Procter & Hoar

               10 South Wacker Drive, Suite 4000    Exchange Place
               Chicago, Illinois 60606              Boston, Massachusetts
          02109
               (312) 715-4000                       (617) 570-1000

               Approximate date of commencement of proposed sale to the public: The later of May 15, 1996 or as soon as practicable after this Registration Statement becomes effective.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                                        CALCULATION OF REGISTRATION FEE

          Title of Each      Amount to be      Proposed    Proposed
          Amount
               Class of           Registered        Maximum     Maximum
          of
               Securities to                        Offering    Aggregate
          Registration
               be Registered                        Price Per   Offering
          Fee
               Per Unit(1)                          Unit (1)    Price (1)

          Common Stock,
          no par value       729,463           $43.0625    $31,412,500.43
                 $10,831.90


                (1)   Estimated in accordance with Rule 457 of Regulation
          C under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The above calculation is based on the average of the high and low prices of the Common Stock reported by the NYSE on March 22, 1996.

                The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall  thereafter  become  effective  in  accordance with
          Section  8(a)  of the

               Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section
               8(a), may determine.

                                  SUBJECT TO COMPLETION, DATED MARCH 26,
          1996

               PROSPECTUS
                              , 1996
                                                729,463 Shares

                                                   AMP Incorporated
                                                 Common Stock

                Of the 729,463 shares of common stock, no par value ("Common Stock"), of AMP Incorporated, a Pennsylvania corporation (the "Company"), offered hereby, 312,714 shares are being offered by Robert M. Bretholtz ("RMB"), 212,318 shares are being offered by Harold N. Cotton ("HNC"), 26,005 shares are being offered by Ronnie
               Bretholtz, as Custodian for Jared S. Bretholtz ("RB"), 26,005 shares are being offered by the Joshua B. Bretholtz Grantor Trust ("JBBGT"), 50,807 shares are being offered by the Nancy E. Cotton Trust ("NECT"), 50,807 shares are being offered by the Betsy Cotton Trust ("BCT") and 50,807 shares are being offered by the Lauren Cotton Trust (together with RMB, HNC, RB, JBBGT, NECT and BCT, the
               "Selling Shareholders"). See "Selling Shareholders" and "Plan of Distribution."

                The Common Stock to be sold by the Selling Shareholders was issued in connection with the acquisition by a wholly-owned subsidiary of the Company of
               Madison Cable Corporation, Madison Cable Limited and the net assets of Airport
               Realty Company and Jared Associates (the "Acquisition").
          The Company has agreed
               with the Selling Shareholders to register the 1,458,933 shares Common Stock issued to date in the Acquisition, which shares include the 729,463 shares of
               Common Stock offered hereby.   The Company has also  agreed
          to pay certain  fees
               and expenses incident to such registration. It is estimated that the fees and expenses payable by the Company in connection with the registration of the
               Common Stock will be approximately $30,000.00. The Company intends to keep the registration statement, of which this Prospectus is a part, effective until no
               later  than   June  13,  1996.     See  "Selling
          Shareholders"   and  "Plan  of
               Distribution."

                The Company's Common Stock is listed on the New York Stock Exchange (the
               "NYSE"), the Boston Stock Exchange, the Cincinnati Stock Exchange, the Midwest
               Stock  Exchange,  Inc.,  the  Pacific  Stock  Exchange,
          Incorporated  and   the
               Philadelphia Stock Exchange, Inc. and options with respect to the Common Stock are listed on the Chicago Stock Exchange, Inc., all under the symbol AMP. On
               March 22, 1996, the last reported sale price of the Company's Common Stock on the NYSE Composite Tape was $43.25 per share.

                The Selling Shareholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the shares of
               Common Stock being offered hereby from time to time on the NYSE, any other securities exchange on which the Common Stock is listed or the over the counter market,  at  prices and  on  terms  then prevailing
          thereon,  or in  negotiated
               transactions  or otherwise.   To  the  extent required,  the
          specific  number of
               shares to be sold, the names of the Selling Shareholder(s), the respective purchase prices and public offering prices, the names of
          any agents, dealers or
               underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or in an amendment to the registration statement of which this Prospectus is a
               part,  as  appropriate.   See  "Plan  of Distribution."
          Each  of  the Selling
               Shareholders reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of shares of Common Stock to be made directly or through agents.

                The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the shares of
               Common Stock may be deemed to be "underwriters" within the meaning of the
               Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for indemnification arrangements among the Company and the Selling Shareholders.


                         THESE SECURITIES HAVE NOT BEEN APPROVED OR
          DISAPPROVED BY THE
                          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                                COMMISSION NOR HAS THE SECURITIES AND
          EXCHANGE
                                 COMMISSION OR ANY STATE SECURITIES
          COMMISSION
                                    PASSED UPON THE ACCURACY OR ADEQUACY OF

                                      THIS PROSPECTUS. ANY REPRESENTATION
                                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  The date of this Prospectus is       ,
          1996

               No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with the offering other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the
               Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or
               solicitation.   Neither  the  delivery of  this  Prospectus
          nor  any  sale  made
               hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                                      DOCUMENTS INCORPORATED BY REFERENCE

                The following documents have been filed with the Securities and Exchange
               Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

                (1) the Annual Report on Form 10-K of the Company for the year ended December
               31, 1995;

                (2) the Quarterly Report on Form 10-Q of the Company for the three month period ended March 31, 1995;

                (3) the Quarterly Report on Form 10-Q of the Company for the three month period ended June 30, 1995;

                (4) the Quarterly Report on Form 10-Q of the Company for the three month period ended September 30, 1995;

                (5) the description of the Common Stock contained in the Company's Registration
               Statement on Form 8-B (File No. 1-4235) filed on April 10, 1989, and any amendment or report filed for the purpose of updating any such description; and

                (6) the description of the rights under the Rights Agreement between the
               Company  and  Chemical  Bank,   dated  as  of  October  25,
          1989  (the  "Rights
               Agreement"), set forth in the Company's Registration Statement on Form 8-A (File
               No. 1-4235) filed on November 7, 1989, and any amendment or report filed for the purpose of updating any such description.

                All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or
               15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                Any statement contained in a document incorporated or
          deemed to be incorporated
               by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by  reference herein  modifies or supersedes
          such  statement.   Any
               such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated  by  reference therein).
          Requests  for  such  copies
               should be directed to AMP Incorporated, P.O. Box 3608, Mail Stop 176-48, Harrisburg,
               Pennsylvania 17105, Attention: David F. Henschel, Corporate Secretary, telephone number (717) 780-4205.

                                                  THE COMPANY

                AMP is the world leader in electrical and electronic connection devices and a producer of an expanding number of connector intensive assemblies and total
               interconnection  systems.    AMP supplies  over  100,000
          types  and  sizes  of
               terminals, splices, connectors, cable and panel assemblies, electro-optic devices, printed circuit board assemblies, sensors, wide and local area network products and systems, switches, touch screen data entry systems and related application tooling to more than 250,000 worldwide customer locations, including original electrical and electronic equipment manufacturers and customers who install and maintain that equipment. The mailing address of AMP's principal executive offices is P.O. Box 3608, Harrisburg, Pennsylvania 17105, and its
               telephone number is (717) 564-0100.

                                         DESCRIPTION OF CAPITAL STOCK

                The class of securities to be registered is Common Stock, no par value.

               Capital Stock

                The following statements with respect to the Company's capital stock are subject to the detailed provisions of the Company's Restated Articles of
               Incorporation ("Articles of Incorporation"), By-laws, as amended (the By-laws"), and the Rights Agreement. These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Articles of
               Incorporation, the By-laws and the Rights Agreement, each of which are incorporated by reference into this Prospectus.

                The Company is authorized to issue 700,000,000 shares of its Common Stock. The
               Company has no other authorized classes of stock or securities. As of March 19,
               1996, 219,313,134 shares of Common Stock were issued and outstanding (excluding
               13,173,915 shares held in treasury).

               Common Stock

                Each share of Common Stock of the Registrant entitles the holder thereof to one vote  on all  matters  submitted to  a vote  of the
          shareholders.   In electing
               directors, shareholders  are not  entitled  to cumulative
          voting.   Holders  of
               Common Stock do not have any preemptive rights or rights to subscribe to
               additional  securities  of  the  Company.    There  are  no
          conversion  rights,
               redemption provisions or sinking fund provisions applicable to the Common Stock nor is it subject to calls or assessments by the Company. Upon liquidation, the holders of the Common Stock are entitled to receive, pro rata, the net assets of the Company available for distribution to shareholders. Holders of Common Stock are entitled to share ratably in dividends when and as declared by the Board of
               Directors of the Company out of funds legally available therefor.

               Common Stock Purchase Rights

                In 1989, the Company adopted a Shareholder Rights Plan (the "Shareholder Rights
               Plan") and distributed to its shareholders, with respect to each outstanding share of Common Stock held, one right ("the Right") to purchase one share of
               Common Stock at a purchase price of $175, subject to adjustment. The purchase price was adjusted to $87.50 to reflect the Company's 2-for-1 stock split which
               was effected on March 2, 1995.   The description and terms
          of the Rights are set
               forth in the Rights Agreement.

                The Rights will remain attached to the Common Stock and are not exercisable except under the limited circumstances set forth in the Shareholder Rights Plan and relating generally to the acquisition of, or tender for, 20% or more of the outstanding Common Stock. If such circumstances occur, the Rights will separate
               from  the Common  Stock and  become  exercisable.   If,
          subsequently, a  person
               actually acquires beneficial ownership of 20% or more of the Common Stock (an
               "Acquiring Person"), except pursuant to an offer for all outstanding shares of
               Common Stock which the independent directors of the Company determine, after receiving advice from one  or more investment banking
          firms, to be fair to  and
               otherwise in the best interests of the Company and its shareholders (a
               "Qualifying Offer"),  each Right  (except those held by
          such Acquiring  Person)
               will become exercisable for such number of shares of Common Stock (or, in certain circumstances, a reasonable substitute therefor) having a market value
               equal to twice the  exercise price of  the Right.   In
          addition, if, after  such
               time as an acquiror of shares of Common Stock becomes an Acquiring Person, (i)
               the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows a Qualifying Offer and satisfies certain other requirements), (ii) the
               Company is acquired in a merger or other business combination transaction in which the Company is the surviving corporation but all or part of the Common
               Stock is changed into or exchanged for securities of the other person or other property, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each Right will become exercisable for such number of shares of common stock of the acquiror having a value equal to twice the
               exercise price  of the  Right.   The Rights  expire on
          November 6,  1999 unless
               earlier redeemed by the Company for $.005 per Right. The Company may redeem the
               Rights at any time until 10 business days after a person has become an Acquiring
               Person. Until the Rights separate from the Common Stock, each new share of
               Common  Stock issued will have a Right attached.   The
          Rights do not have voting
               or dividend rights and, until they become exercisable, have no dilutive effect on the earnings of the Company.

                                             SELLING SHAREHOLDERS

                The following table sets forth certain information with respect to the Selling
               Shareholders, including the number of shares of Common Stock beneficially owned by each Selling Shareholder as of the date of this Prospectus, the percentage of shares of voting stock outstanding held by each and the number of shares of
               Common Stock offered hereby. There can be no assurance that all or any of the shares offered hereby will be sold.








               Selling      Number of   % of Shares Number of   Number
          % of
               Shareholder  Shares of   of Common   Shares of   of Shares
          Shares
                            Common      Stock       Common      of Common
          of Common
                            Stock       Outstanding Stock       Stock
          Stock
                            Beneficially Prior to   Offered
          Beneficially Outstanding
                            Held Prior  the Offering            Held After
          After
                            to the                              the
          Offering the Offering
                            Offering

               Robert M.    625,429     *           312,714     312,715
          *





               Bretholtz (1)

               Harold N.
               Cotton(2)    424,637     *           212,318     212,319
          *

               Ronnie
               Bretholtz,
               Custodian for
               Jared S.
               Bretholtz     52,011     *            26,005      26,006
          *

               Joshua B.
               Bretholtz
               Grantor Trust 52,011     *            26,005      26,006
          *

               Nancy E.
               Cotton Trust 101,615     *            50,807      50,808
          *

               Betsy
               Cotton Trust 101,615     *            50,807      50,808
          *

               Lauren
               Cotton Trust 101,615     *            50,807      50,808
          *







                            1,458,933   *           729,463     729,470
          *


               * Represents less than one percent of the outstanding shares of Common Stock.

               (1) Excludes 52,011 shares held by the Joshua B. Bretholtz Grantor Trust, of which Mr. Bretholtz is the trustee. Mr. Bretholtz disclaims beneficial ownership of such shares.

               (2)    Excludes  101,615, 101,615 and 101,615 shares held by
          the Nancy E. Cotton
                      Trust, the Betsy Cotton Trust and the Lauren Cotton Trust, respectively, of  which  Mr.  Cotton is  the trustee  of  each.
          Mr.  Cotton disclaims
                      beneficial ownership of such shares.

                The Selling Shareholders acquired the shares of Common Stock offered hereby on
               February 28, 1996 from a wholly-owned subsidiary of the Company, pursuant to an
               Acquisition Agreement and Plan of Merger dated as of January 10, 1996 by and among the Company, MC Merger Corp., Madison Cable Corporation ("Madison Cable"),
               Madison  Cable Limited  ("Madison  Limited"), Airport
          Realty  Company ("Airport
               Realty"),  Jared   Associates  ("Jared")  and   the  Selling
          Shareholders  (the
               "Acquisition Agreement"). Pursuant to the Acquisition Agreement, the subsidiary of Company acquired all of the issued and outstanding capital stock of Madison
               Cable and Madison Limited and all of the respective assets of Airport Realty and
               Jared.

                In connection with the Acquisition Agreement, the Company and the Selling
               Shareholders have entered into a Registration Rights Agreement pursuant to which the Company has  agreed, among other things,  to file up to
          three   registration
               statements in connection with public offerings of shares of Common Stock,

               including  the  offering  contemplated  by  this
          Prospectus,  by   the  Selling

               Shareholders.

                                             PLAN OF DISTRIBUTION

                The Company will not receive any of the proceeds from this offering.

                The shares of Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

                The Selling Shareholders may from time to time offer shares of Common Stock offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling
               Shareholders and/or the purchasers of the shares of Common Stock offered hereby for whom such underwriters, dealers or agents may act. Any such dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" as defined in the Securities
               Act, and any profit on the sale of such shares of Common Stock offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the
               Securities Act. The aggregate proceeds to the Selling Shareholders from sales of the Common Stock offered by the Selling Shareholders hereby will be the purchase  price  of  such  Common  Stock  less  any
          broker's  commissions   and
               underwriter's discounts.

                To the extent required by the Securities Act with respect to underwritten offerings, the specific shares of Common Stock to be sold, the names of the
               Selling Shareholders, the respective purchase prices and public offering prices, the names of the underwriter or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an
               accompanying  Prospectus  Supplement   or,  if  appropriate,
           a  post-effective
               amendment to the Registration Statement of which this Prospectus is a part.

                The sale of shares of Common Stock by the Selling Shareholders may also be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sales, any such broker-
               dealer may act as agent for the Selling Shareholders or may purchase from the
               Selling Shareholders all or a portion of such shares as principal. Such sales may be made on the NYSE or any exchange on which the shares of Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated. Shares may also be sold  in one or more  of the following transactions:
          (i) block transactions
               (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a Prospectus Supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise,

               for such shares; and (vi) sales in other ways not involving market makers or
               established  trading   markets,  including  direct   sales
          to  institutions  or
               individual  purchasers.   In  effecting  sales,
          broker-dealers  engaged  by the
               Selling Shareholders may arrange for other broker-dealers to participate.
               Broker-dealers will receive commissions or other compensation from the Selling

               Shareholders in amounts to be negotiated immediately prior to the sale that are not expected to exceed those customary in the types of transactions involved.
               Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

                The Company will pay substantially all the expenses incurred by the Selling
               Shareholders and the Company incident to the offering and sale of the shares of
               Common Stock offered hereby to the public, but excluding any discounts, commissions and fees of underwriters, broker-dealers or agents or legal fees incurred by the Selling Shareholders. The Company has agreed to indemnify the
               Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                                                 LEGAL MATTERS

                The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by David F. Henschel, Associate General Legal Counsel of
               the Company.   Mr. Henschel beneficially  owns shares of
          Common Stock and holds
               options to purchase additional shares of Common Stock.

                                                    EXPERTS

                The consolidated financial statements of the Company incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended
               December 31, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

                                             AVAILABLE INFORMATION

                The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and
               other  information  with  the   Commission.    Reports,
          proxy  and  information
               statements and other information filed with the Commission can be inspected and
               copied  during  normal  business  hours  at  the   public
          reference  facilities
               maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W.,
               Washington, D.C. 20549, and at its regional offices at 7 World Trade Center,
               13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400,
               Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street,
               N.W., Washington, D.C. 20549. Such reports, proxy and information statements, and other information concerning the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which exchange shares of Common Stock are listed. Shares of Common Stock are also listed  on the  following  regional  stock exchanges:
          Boston  Stock  Exchange,
               Cincinnati Stock Exchange, Midwest Stock Exchange, Inc., Pacific Stock Exchange,
               Incorporated and Philadelphia Stock Exchange, and options with respect to the
               Common Stock are listed on the Chicago Stock Exchange, Inc.

                This Prospectus constitutes a part of a Registration Statement filed by Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further  information with  respect to  the Company  and the
          Common Stock.   Any
               statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                                    PART II

                                    INFORMATION NOT REQUIRED IN PROSPECTUS

               Item 14.  Other Expenses of Issuance and Distribution.

                Set forth below is an estimate (except for the Securities and Exchange
               Commission Registration Fee) of the fees and expenses anticipated to be payable by the Company, in connection with the registration and distribution of the
               Common Stock being registered:


               Securities and Exchange Commission Registration Fee
                               $10,832
               Legal Fees       14,500
               Accounting Fees   1,500
               Miscellaneous     3,168
                      Total    $30,000

                      Item 15.  Indemnification of Directors and Officers.

                            The Company, as a Pennsylvania corporation, is
          subject to the provisions
                      of the Business  Corporation Law of 1988 (the
          "BCL"), which is Pennsylvania's
                      corporation statute.   Subchapter D of Chapter 17  of
          the BCL provides for the
                      authority  of  Pennsylvania  corporations to
          indemnify  directors,  officers,
                      employees or agents of the corporation, or of another domestic or foreign corporation for profit or not-for-profit,
          partnership, joint venture, trust or
                      other enterprise (including without limitation, any employee benefit plan) who are serving as such at the request of the corporation (individually, a
                      "Representative") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in the case of third party actions, but only against expenses (including attorneys' fees) in the case of derivative
                      actions.   Unless ordered by a court, such
          indemnification is to be made only
                      as authorized in the specific case upon a determination by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding, by the
          shareholders or, if such quorum of
                      the board is not obtainable or a majority vote of disinterested directors so
                      directs,   by  independent   legal  counsel,   that
          indemnification   of  the
                      Representative is proper in the circumstances. Indemnification would be proper if the Representative acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that under no circumstances would indemnification be proper in the case of willful misconduct or recklessness.

                            In the case of a derivative action,
          indemnification shall not be made in
                      respect of any claim, issue or matter as to which a Representative has been adjudged liable to the corporation unless, and only to the extent that, a court of competent jurisdiction determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, a
                      Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

                            To the extent a Representative has been successful on the merits or otherwise in the defense of a third party action or a derivative action, indemnification is mandatory with respect to expenses (including attorneys'
                      fees) incurred in such defense. The corporation may advance defense expenses
                      (including attorneys' fees) upon receipt of an undertaking by or on behalf of the Representative to repay such advances if it is ultimately determined that he is not entitled to be indemnified, and a corporation may purchase insurance on behalf of any Representative against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether or not the corporation could indemnify him against such liability. The indemnification and advancement of expenses provided under the
                      BCL is expressly not exclusive of any other rights to which a person may be entitled under any bylaw, agreement, shareholder vote or otherwise.

                      Under the BCL, limitation of director monetary liability for breach of fiduciary duty is permitted provided that such provision is included in a
                      bylaw approved by the shareholders.   The
          shareholders of the Company,  at its
                      Annual Meeting of Shareholders held on April 13, 1989, approved such a provision in the Company's Bylaws. This provision provides that no director shall be personally liable for monetary damages as a result of any act or omission, unless he or she has not complied with the standard of care statutorily mandated for directors and his or her acts or omissions constitute self-dealing, willful misconduct or recklessness.
          The standard of care is set
                      forth in Section 2.13 of the Bylaws, entitled "Standard of Care and
                      Justifiable Reliance", and basically requires the director to perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. The Bylaw provision does not apply to liabilities of a director pursuant to any criminal statute or for payment of taxes pursuant to local, state or Federal law.

                            On October 23, 1991 the Board of Directors of the Company approved an amendment to Article IV of the Company's Bylaws to provide for indemnification to the extent permitted under the BCL. Article IV provides that the Company shall indemnify any director or officer of the Company, and may indemnify any other employee or agent of the Company, who is, was or becomes a party, or is threatened to be made a party, to any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and any appeal therein in which any such person is involved (a "Proceeding") by reason of being a Representative, or being a director, officer, employee or agent of either a constituent corporation absorbed in a consolidation or merger or another business entity at the request of such constituent corporation,

                      against all expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceedings, except that in the case of derivative actions, i) indemnification is limited to reasonably incurred expenses; and ii) a person adjudged to be liable to the Company may not be indemnified unless and only to the extent a court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses that  such court deems
          proper.   Indemnification
                      under Article IV applies to third party actions and derivative actions commenced or continuing after the adoption of the Article, whether arising from acts  or omissions occurring before  or after
          such adoption.   Article IV
                      provides that the rights of directors and officers thereunder with respect to third party actions are contractual rights.

                            Article IV provides that indemnification of an indemnified party under
                      Article IV shall be made by the Company only when requested in writing with supporting documentation and, in accordance with the provisions of the BCL, a determination is made in each specific case that indemnification of the
                      Representative is proper under the circumstances. Such determination is to be made within 60 days after receipt of the request and shall be made by a majority vote of disinterested directors (if they constitute a quorum) or, under certain circumstances, either by a written opinion of independent legal counsel or by the shareholders. If independent legal counsel is to make the determination, then the disinterested directors or, if the disinterested directors do not constitute a quorum, a majority of the Board of Directors shall select counsel to which the indemnified party does not reasonably object, except that in the event a change of control as defined in Article IV shall have occurred, the indemnified party shall select counsel to which the disinterested directors or, if the disinterested directors do not constitute a quorum, to which a majority of the Board of Directors do not reasonably
                      object.   Once a determination is made  that the
          indemnified party is entitled
                      to indemnification, payment shall be made within five days thereafter, and such determination shall be binding on the Company unless either the indemnified party made a misrepresentation or failed to disclose a material fact in requesting indemnification and supporting that request, or such indemnification is prohibited by law.

                            As permitted  by  the BCL,  Article IV  also
          requires  that the  Company
                      advance reasonable expenses to an indemnified party, upon determination by the
                      Board or its duly authorized committee, within twenty days after receipt of a
                      written  request for  such advance.   Such  request
          must  reasonably identify,
                      describe and document the legal expenses actually and reasonably incurred by the indemnified party and, if required by law, be accompanied by an undertaking of the indemnified party to repay the advance if ultimately it should be determined that the indemnified party is not entitled to be indemnified against such expenses. The advance may be made upon such terms and conditions, if any, as the Board of Directors or its duly authorized
                      committee deems appropriate.   The financial ability
          of the  indemnified party
                      to make repayment shall not be a prerequisite to the making of an advance.

                            Article IV provides that an indemnified party shall not be entitled to indemnification or the advancement of expenses if and to the extent 1) the indemnified party did not act in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful, or 2) the Company enters into a contract with the indemnified party that establishes reasonable limitations or conditions on the indemnification of and advancement of expenses to the indemnified party and such conditions preclude indemnification or advancement of expenses under the circumstances at hand, or 3) payment to the indemnified party would result in double payment, or 4) a court of competent jurisdiction determines that such indemnification or advancement of expenses is unlawful.
                      A termination of a third party Proceeding, or any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the indemnified party to indemnification or create a presumption that the indemnified party did not meet the condition stated in 1) above.

                            In accordance with the BCL, to the extent that an indemnified party is successful on the merits or otherwise in defense of any third party or derivative Proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in  such defense.  Moreover,
          Article IV provides  that an
                      indemnified party shall be indemnified against any expenses actually and reasonably incurred in a successful effort to enforce his or her rights or mandatory indemnification under applicable law or his or her rights under
                      Article  IV  if  the  indemnified  party  prevails
          in  any  such  enforcement
                      proceeding, or on a prorated basis if it is determined that the indemnified party is entitled to receive only part of the indemnification or advancement sought.

                            Article  IV  provides that  indemnification
          granted  thereunder is  not
                      exclusive of any other rights to which a person may otherwise be entitled. In addition, Article IV provides, as permitted by the BCL, that the Company may purchase and maintain insurance on behalf of the Company, its subsidiaries and affiliates, and any Representative, against any liability asserted against such Representative or incurred  by such
          Representative in any  such capacity,
                      or arising out of said Representative's status as such, whether or not the
                      Company would have the power to indemnify such person against that liability
                      under  the provisions  of applicable  law.   The
          Company  may also  enter into
                      contracts with any Representative to provide contractual rights in furtherance of the provisions of Article IV, and Article IV provides that the Company may give other indemnification to the extent not prohibited by applicable law.

                            As   provided  for  in  Article   IV,  the
          Company   has  entered  into
                      indemnification agreements with each of its directors and officers and with
                      certain of its  employees.   These agreements contain
          provisions that  afford
                      rights  with respect to indemnification  and
          advancement of  expenses that are
                      consistent  with the  authority given  in Article
          IV.   The Company  has also
                      purchased and is maintaining directors' and officers' liability insurance covering liabilities to directors or officers of the Company arising by reason of wrongful acts committed or allegedly committed by them, whether or not they
                      are indemnified  by the Company.   The  cost to the
          Company to maintain  such
                      insurance for the benefit of its directors and officers is approximately
                      $500,000 per year.  The coverage does not extend to:
          i) violations of Section
                      16(b) of the Exchange Act; ii) dishonest, fraudulent or criminal acts; iii)
                      claims arising from pollution or contamination events unless involved in a derivative action under circumstances where the Company does not have the financial ability to provide indemnification; iv) claims brought by one director or officer against another or against the Company, other than for claims  for wrongful  termination of  employment; and
          v) claims  arising from
                      bodily injury, mental or emotional distress, sickness, disease, death or property damage or by reason of the Employee Retirement Income Security Act, which types of claims are intended to be covered under other insurance policies.

                      Item 16.Exhibits

                      Exhibit Number          Description

                          3.(i)(a)            Restated  Articles of
          Incorporation  of  the  Company
                                              (Incorporated by reference to
          Exhibit 3.(i).(B) of the
                                              Report on Form 8-K filed on
          January 31, 1995).

                          3.(ii)                          By-laws  of  the
          Company  (Incorporated by
                                                          reference to
          Exhibit 3.(ii) of  the Annual
                                                          Report on  Form
          10-K  for the  year  ended
                                                          December 31,
          1994).

                          4.A                 Shareholder   Rights  Plan
          between  the  Company  and
                                              Manufacturers Hanover Trust
          Company, as Rights Agent,
                                              adopted by the Company's
          Board of Directors and dated
                                              October 25, 1989
          (Incorporated by reference to Exhibit
                                              4.A of the  Annual Report  on
          Form 10-K  for the  year
                                              ended December 31, 1994).

                          4.B                 Amendment  to  Shareholder
          Rights  Plan  between  the

                                              Company  and Chemical  Bank,
          as  Rights Agent  for the
                                              Shareholder  Rights  Plan,
          dated  September  4,  1992
                                              (Incorporated by  reference
          to  Exhibit  4-b  of  the
                                              Annual Report on Form 10-K
          for the year ended December
                                              31, 1992).

                          5.                  Opinion of David F.
          Henschel, Associate General Legal
                                              Counsel of the Company,
          regarding the legality of the
                                              shares of Common Stock.

                         21.                  List of Subsidiaries.

                         23.                  Consents of Experts and
          Counsel.

                                              (a)   The consent of Arthur
          Andersen LLP.
                                              (b)   The consent of David F.
          Henschel is included in
                                                    his opinion filed as
          Exhibit 5.

                         24.                  Power of Attorney is included
          on page II-6.

                         99. Registration Rights Agreement dated as of February 28,
                                              1996  between  the Company
          and  each  of the  Selling
                                              Shareholders.

                      Item 17.  Undertakings.

                            Insofar as indemnification for liabilities arising under the Securities
                      Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
                      Commission such indemnification is against public policy as expressed in the
                      Securities Act  and is, therefore, unenforceable.
          In the event  that a claim
                      for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
                      Securities Act and will be governed by the final adjudication of such issue.

                            The undersigned registrant hereby undertakes that:

                            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as  part of this registration statement
          in reliance upon Rule 430A
                                  and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)  or (4) or
          497(h) under  the Securities
                                  Act shall be deemed to  be part of this
          registration  statement as
                                  of the time it was declared effective.

                            (2)   For the purpose of determining any
          liability  under the Securities
                                  Act of 1933, each post-effective
          amendment that contains a form of
                                  prospectus shall  be deemed  to be  a
          new registration  statement
                                  relating to  the securities offered
          therein, and the  offering of
                                  such securities  at that time  shall be
          deemed to be  the initial
                                  bona fide offering thereof.

                            (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section  15(d) of the
          Securities Exchange  Act of
                                  1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant  to section
          15(d) of the  Securities
                                  Exchange Act of  1934) that  is
          incorporated by  reference in  the
                                  registration statement shall  be deemed
          to  be a new  registration
                                  statement  relating to  the  securities
          offered  therein, and  the
                                  offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                        SIGNATURES

                            Pursuant  to the  requirements  of  the
          Securities  Act  of  1933,  the
                      Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this
                      Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on
                      the 25th day of March, 1996.



                                                   AMP INCORPORATED


                                                   By: /s/ James E. Marley
                                                      James E. Marley
                                                      Chairman of the Board




                                                     POWER OF ATTORNEY

                            KNOW ALL MEN  BY THESE  PRESENTS, that each
          individual whose  signature
                      appears below constitutes and appoints James E. Marley and David F. Henschel, and each of them, his attorneys-in-fact and agents, each with the power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits  thereto,  and  all  documents  in
          connection   therewith  with  the
                      Securities and Exchange Commission, and hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue thereof.

                            Pursuant  to  the  requirements of  the
          Securities  Act  of 1933,  this
                      Registration Statement has been signed by the following persons in the capacities indicated on March 25, 1996.

             Signature                                 Capacity


          /s/ James E. Marley         Chairman of the Board and a Director
          James E. Marley

          /s/ William J. Hudson       Chief Executive Officer and President
          William J. Hudson           and a Director (Principal Executive
                                      Officer)

          /s/ Robert Ripp              Vice President and Chief Financial
          Robert Ripp                  Officer (Principal Financial and
                                       Accounting Officer)

          /s/ William S. Urkiel, Jr.   Controller
          William S. Urkiel, Jr.

          /s/ Dexter F. Baker           Director
          Dexter F. Baker


          Ralph D. DeNunzio             Director

          /s/ Barbara H. Franklin       Director
          Barbara H. Franklin

          /s/ Joseph M. Hixon           Director
          Joseph M. Hixon

          /s/ Harold A. McInnes         Director
          Harold A. McInnes

          /s/ Jerome J. Meyer            Director
          Jerome J. Meyer

          /s/ John C. Morley             Director
          John C. Morley

          /s/ Walter F. Raab             Director

          Walter F. Raab

          /s/ Paul G. Schloemer           Director
          Paul G. Schloemer

          /s/ Takeo Shiina                 Director
          Takeo Shiina

                                                     INDEX TO EXHIBITS



                           Exhibit

                                           Sequentially
                           Number             Description

                                        Numbered Page

                          3.(i)(a)            Restated Articles of
          Incorporation of the Company
                                              (Incorporated by reference to
          Exhibit 3.(i).(B) of the

                                              Report on Form 8-K filed on
          January 31, 1995).


                          3.(ii)                          By-laws  of  the
          Company  (Incorporated by
                                                          reference to
                                              Exhibit 3.(ii) of the Annual
          Report on Form 10-K for
                                              the year ended December 31,
          1994).

                          4.A                 Shareholder Rights Plan
          between the Company and
                                              Manufacturers Hanover Trust
          Company, as Rights Agent,
                                              adopted by the Company's
          Board of Directors and dated
                                              October 25, 1989
          (Incorporated by reference to Exhibit
                                              4.A of the Annual Report on
          Form 10-K for the year
                                              ended December 31, 1994).

                          4.B                 Amendment to Shareholder
          Rights Plan between
                                              the Company and Chemical
          Bank, as Rights Agent for
                                              the Shareholder Rights Plan,
          dated September 4, 1992
                                              (Incorporated by reference to
          Exhibit 4-b of the
                                              Annual Report on Form 10-K
          for the year ended
                                              December 31, 1992).

                          5.                  Opinion of David F. Henschel,
          Associate General Legal
                                              Counsel of the Company,
          regarding the legality of
                                              the shares of Common Stock.

                         21.                  List of Subsidiaries.

                         23.                  Consents of Experts and
          Counsel.

                                              (a)   The consent of Arthur
          Andersen LLP.
                                              (b)   The consent of David F.
          Henschel is included in

                                                    his opinion filed as
          Exhibit 5.

                         24.                  Power of Attorney is included
          on page II-6.

                         99. Registration Rights Agreement dated as of February 28,

                                              1996 between the Company and
          each of the Selling
                                              Shareholders.

                      REGISTRATION RIGHTS AGREEMENT EXHIBIT 99


                         This REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of February 28, 1996 by and between AMP INCORPORATED, a Pennsylvania corporation ("AMP"), and each party listed under the heading "Stockholders" on the signature pages to this Agreement (the
          "Stockholders").

                                                       R E C I T A L S

                          A.   Concurrently  with the  execution and
          delivery  of this Agreement, (1)
                      AMP is acquiring all of the issued and outstanding capital stock of Madison
                      Cable Corporation, a Massachusetts corporation ("Madison Cable"), and Madison
                      Cable Limited, a corporation organized under the laws of the United Kingdom
                      ("Madison Limited") and (2) a subsidiary of AMP is acquiring all of the
                      respective  assets   of  Airport  Realty  Company,
          a  Massachusetts  limited
                      partnership ("Airport  Realty"), and  Jared
          Associates, a  general partnership
                      ("Jared") (Madison Cable, Madison Limited, Airport Realty and Jared being sometimes referred to herein individually as a "Company" and collectively as the "Companies") pursuant to an Acquisition Agreement and Plan of Merger dated as of  January 10,  1996 (the  "Acquisition
          Agreement") by  and among  AMP, MC
                      Merger Corp., the Companies and the Stockholders.

                         B. Pursuant to the terms of the Acquisition Agreement, the Stockholders are entitled to receive, in exchange for the capital stock acquired by AMP and the assets acquired by AMP's subsidiary, shares of AMP's common stock (the
                      "Common Stock").

                         C. As an inducement for the Stockholders to enter into the Acquisition
                      Agreement, and to consummate the transaction contemplated thereby, AMP has agreed to provide the Stockholders with the registration rights with respect to the Common Stock set forth in this Agreement.


                                                    A G R E E M E N T S

                         NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                                         ARTICLE I

                      DEFINITIONS; DEMAND REGISTRATIONS

                         1.1  Definitions.   In  addition to other  terms
          defined  elsewhere in this
                      Agreement, the following terms shall, for purposes of this Agreement, have the meanings provided below:

                              (a)             "Acquisition Shares" means
          the aggregate number of the
                         Registrable   Shares  (as   herein  defined)
          originally  issued   to  the
                         Stockholders pursuant to the Acquisition
          Agreement, as adjusted  to reflect
                         any stock splits, stock  dividends,
          recapitalizations, reclassifications or
                         like actions.

                              (b)             "Act" means the Securities
          Act of 1933, as amended.

                              (c)             "Demand   Registration"
          means   a  registration   of
                         Registrable Shares made or to be made by AMP in satisfaction of a Demand
                         Request (as herein defined).

                              (d)             "Demanding Stockholders",
          with  respect to any  Demand
                         Registration, means the Demand  Requesting
          Stockholders (as herein defined)
                         who have requested that AMP effect such Demand Registration and the
                         Remaining Stockholders (as herein defined) who have requested that AMP include Registrable Shares held by such Remaining Stockholders in such
                         Demand Registration.

                              (e)             "Minimum Demand Number"
          means one-fifth (1/5)  of the
                         Acquisition Shares; provided, however, that if, at the time a Demand
                         Request (as herein defined) is made by holders of Registrable Shares, the total number of Registrable Shares then held by all holders of Registrable
                         Shares is less than one-fifth (1/5) of the Acquisition Shares, the "Minimum
                         Demand Number" shall be ten percent (10%) of the Acquisition Shares.

                              (f)             "Person"    means    a
          corporation,    association,
                         partnership, organization, business, trust, individual, government or political subdivision thereof, governmental agency and any other entity that may be treated as a person under applicable law.

                              (g)             "Piggyback  Registration"
          means  a   registration  of
                         securities of AMP in which Registrable Shares have been or are to be included in satisfaction of a Piggyback Request (as herein defined).

                              (h)             "Registrable Shares"  means
          the shares of Common Stock
                         issued to the Stockholders pursuant to the Acquisition Agreement, provided that  such  shares  shall  cease to  be
          Registrable  Shares  when sold  or
                         otherwise transferred by the Stockholder except in accordance with Section
                         8.5 hereof.

                              (i)             "Registration  Period" means
          the  period (i) beginning
                         on the date hereof and (ii) ending on the earliest date on which holders of
                         Registrable  Shares   are  entitled  to  transfer
          Registrable  Shares  in
                         accordance with Rule 144 of the Act.

                              (j)             "Registration   Statement"
          means   a   registration
                         statement filed or to be filed by AMP under the Act.

                              (k)             "SEC" means  the United
          States Securities and Exchange
                         Commission.

                         1.2  Demand Rights.   Subject to the limitations
          set forth in this Article
                      I, during the Registration Period, holders of not less than the Minimum Demand
                      Number ("Demand Requesting Stockholders") may deliver a written notice to AMP
                      (a "Demand Request"), requesting that AMP register Registrable Shares held by
                      such  Demand Requesting  Stockholders.   Each Demand
          Request shall  state the
                      names of the Demand Requesting Stockholders and, with respect to each Demand

                      Requesting Stockholder, the number of Registrable Shares that such Demand
                      Requesting Stockholder seeks to register pursuant to such Demand Request.

                         1.3  Notice of Demand.
                            (a) Within twenty (20) days after the receipt by AMP of a
                         Demand Request, AMP shall deliver a written notice thereof (a "Demand
                         Request Notice") to each holder of Registrable Shares that is not a Demand
                         Requesting Stockholder (the "Remaining
          Stockholders").  The Demand Request
                         Notice shall state that AMP has received a Demand Request pursuant to this
                         Agreement and shall offer to include, in any Registration Statement filed by  AMP  in connection  with  such  Demand
          Request, all  or  part  of  the
                         Registrable Shares held by the Remaining
          Stockholders.

                              (b)             During the ten (10) day
          period following delivery of a
                         Demand  Request Notice with  respect to any Demand
          Request, each Remaining
                         Stockholder   may  deliver   a  written  notice
          to   AMP  (an  "Additional
                         Registration  Request") requesting  that AMP
          include, in  any Registration
                         Statement  filed by AMP in connection with such
          Demand Request, Registrable
                         Shares  held by  such Remaining  Stockholder.   An
          Additional  Registration
                         Request  delivered by  a Remaining  Stockholder
          shall  state the  number of
                         Registrable  Shares  that  such  Remaining
          Stockholder seeks  to  register
                         pursuant to such Additional Registration Request.


                              (c)   Subject to  the limitations  set forth
          in this  Article I,  AMP
                         shall include in any Demand Registration (i) all Registrable Shares that the Demand Requesting Stockholders have requested that AMP register in such
                         Demand Registration, as set forth in the applicable Demand Request, and
                         (ii) all Registrable Shares that the Remaining Stockholders have requested that  AMP  register in  such  Demand
          Registration,  as set  forth  in  the
                         applicable Additional Registration Request (the aggregate number of such
                         Registrable Shares being referred to herein as the "Demand Request
                         Number").

                         1.4  Limitations on Demand Rights.

                              (a)             The holders  of Registrable
          Shares (as  a group) shall
                         be entitled to a maximum of three (3) Demand Registrations, provided that
                         AMP shall not be required to take any action to effect any Demand
                         Registration (i) within the six (6) month period following the effective
                         date   of  a   previous  Demand   Registration
          (including   the  Mandatory
                         Registration or any Third Party Registration
          (each, as herein defined) that
                         is counted as a Demand Registration for purposes of this Agreement), (ii)
                         if the Demand Request Number is less than the Minimum Demand Number, (iii)
                         if a Demand Request is made after the expiration of the Registration Period or (iv) if a Demand Request with respect to such Demand Registration is made during the period commencing on the date of delivery of any Third
                         Party Demand Notice (as herein defined) and ending on the expiration of the
                         ninety   (90)  day  period  commencing  upon  the
          effective  date  of  any
                         Registration Statement filed by AMP as
          contemplated by any such Third Party
                         Demand  Notice  or   the  earlier   withdrawal  or
           abandonment  of   such
                         registration.     Notwithstanding  clause  (i)
          above,   if  the  Mandatory
                         Registration is effected by AMP as contemplated by Article IV hereof, AMP shall (if otherwise required by the terms of this Agreement) take appropriate action to effect any subsequent Demand Registration on or after
                         October 15, 1996 (including, without limitation, the preparation and filing of, and the exercise of efforts necessary to bring effective, the
                         Registration Statement therefor within the time periods contemplated by clauses (x) and (y) of Section 5.1(b) hereof).

                              (b)             AMP  shall be  entitled to
          postpone for  a reasonable
                         period of time (not to exceed ninety (90) days) the filing or effectiveness of any Registration Statement filed or to be filed in connection with a
                         Demand Registration, if at the time AMP receives the Demand Request with respect to such Demand Registration (i) AMP is conducting or is about to conduct a public offering of Common Stock or other securities of AMP and
                         AMP is advised in writing by its investment banker that such offering would be adversely  affected by  such Demand
          Registration or  (ii) the  Board of
                         Directors of AMP shall determine in good faith that the offering of
                         Registrable Shares pursuant to such Demand
          Registration will interfere with
                         any financing, merger, sale of  assets,
          recapitalization or other  material
                         transaction involving AMP or any of its subsidiaries, which, in each case, is either pending or under active and continuing negotiation.

                              (c)  AMP shall  not be deemed  to have
          effected a  Demand Registration
                         unless and until the Registration Statement filed with the SEC in connection with such Demand Registration has been declared effective under the Act and has remained in effect until the earlier of (i) the completion of the distribution of all Registrable Shares registered thereby or (ii)
                         the expiration of the thirty (30) day period commencing upon the effective date of such Registration Statement.

                              (d)             AMP shall abandon any Demand
          Registration prior to the
                         effectiveness of such Demand Registration (i) if a majority in interest of the Demanding Stockholders registering
          Registrable Shares pursuant to such
                         Demand Registration request in writing that AMP abandon such Demand
                         Registration or (ii) if, after giving effect to any withdrawals by the
                         Demanding Stockholders of Registrable Shares requested to be included in such Demand Registration pursuant to the Demand Request Notice and
                         Additional Registration  Requests  delivered
          pursuant  to  Section  1.3(b)
                         hereof in connection with such Demand Registration (other than a withdrawal mandated by application of Section 1.6 hereof), the aggregate number of
                         Registrable Shares to be included in such Demand Registration would be less
                         than the Minimum Demand Number.   Any Demand
          Registration abandoned by  AMP
                         pursuant to this Section 1.4(d) shall be counted as a Demand Registration for purposes of this Agreement notwithstanding such abandonment.

                         1.5  Manner of Offering.  All  offerings of
          Registrable Shares  pursuant to
                      a Demand Registration shall be on a current basis and not on a delayed or continuous basis and made, at the option of a majority in interest of the
                      Demand Requesting Stockholders who have requested that AMP effect such Demand
                      Registration, pursuant to either (a) a
          "firm-commitment" underwritten offering
                      through a nationally recognized underwriter or underwriters selected by the
                      Demand Requesting Stockholders and reasonably satisfactory to AMP or (b) a non-underwritten offering pursuant to a prescribed plan of distribution reasonably satisfactory to AMP and such Demand Requesting Stockholders.

                         1.6  Priorities.

                              (a)             In  the  event  that   the
          managing  underwriter   or
                         underwriters of a Demand Registration shall determine that the amount of securities of AMP (including Registrable Shares) to be included in such
                         Demand Registration exceeds the maximum amount of securities (the "Maximum
                         Demand Amount") that could be included in such registration without materially and adversely affecting the market for AMP's securities, AMP shall include in such Demand Registration the Maximum Demand Amount of such securities in accordance with the following order of priority:

                                              (i)   first, the  Registrable
          Shares  requested to  be
                              registered by the Demanding Stockholders, pro rata, to the extent of the Maximum Demand Amount; and

                                              (ii)  second,  to  the
          extent  that   the  number  of
                              Registrable  Shares  requested  to  be
          registered  by  the  Demanding
                              Stockholders does not exceed the Maximum
          Demand  Amount, the remaining
                              securities  requested to  be registered by
          the holders  thereof to be
                              allocated in such manner as AMP may
          determine.

                              (b)             A  registration of
          Registrable Shares  made or  to be
                         made by AMP in satisfaction of a Demand Request shall not be counted as a
                         Demand Registration for purposes of this Agreement, if, as a result of the application of Section 1.6(a) hereof, the number of Registrable Shares to be included in such Demand Registration results in less than one half (1/2)
                         of the Registrable Shares available for
          registration being included in such
                         Demand Registration and the Demanding Stockholders elect to withdraw all of their Registrable Shares from the Registration Statement filed with respect to such Demand Registration.


                                                        ARTICLE II

                      PIGGYBACK REGISTRATIONS

                         2.1  Piggyback  Rights.   If, at any  time during
          the Registration Period,
                      AMP proposes to register under the Act shares of Common Stock pursuant to a
                      Registration Statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether for its own account or the account of other holders of Common Stock, AMP shall deliver a written notice thereof (a "Piggyback Notice") to each holder of Registrable Shares not less than thirty (30) days prior to the date when such Registration Statement is to be filed with the SEC. During the fifteen (15) day period following delivery of a Piggyback Notice, each holder of Registrable Shares may deliver a written notice to AMP (a "Piggyback Request") requesting that AMP include in such
                      Registration Statement Registrable Shares held by such holder and stating the number of Registrable Shares that such holder requests that AMP include in
                      such Registration  Statement.   Subject to the
          limitations set forth  in this
                      Article II, AMP shall include in any Piggyback Registration all Registrable
                      Shares that the holders of Registrable Shares have requested that AMP register as set forth in Piggyback Requests delivered by such holders in connection with such Piggyback Registration.

                         2.2  Limitations on Piggyback Rights.

                              (a)             No holder  of Registrable
          Shares shall  have the right
                         to make a Piggyback Request with respect to any Registration Statement to be filed by AMP if such Registration Statement relates solely to Common
                         Stock or other securities of AMP which are to be issued in an offering (i)
                         solely to officers or employees of AMP or subsidiaries of AMP pursuant to a bona fide employee stock option, bonus or other employee benefit plan or
                         (ii) as consideration for the bona fide acquisition (whether by merger, consolidation or otherwise) by AMP or a subsidiary of AMP of the capital stock or assets of any Person.

                              (b)             AMP  shall  not be  required
          to  take any  action  to
                         register Registrable Shares pursuant to any Piggyback Request, unless such
                         Piggyback Request has been delivered to AMP in accordance with Section 2.1 hereof prior to the expiration of the Registration Period.
                              (c)             In  the event  that  shares
          of Common  Stock  in  the
                         Piggyback Registration are to be the subject of an underwritten offering, and if requested by the underwriters participating therein, the Registrable
                         Shares shall be included in the underwritten offering on the same terms and conditions as the other shares of Common Stock.

                              (d)             AMP  shall   have  no
          obligation  to   continue  the
                         effectiveness of a Registration Statement in a Piggyback Registration at
                         any time when such Registration Statement is not being kept effective for the distribution of other securities of AMP.

                         2.3  Priorities.    In   the  event  that  the
          managing  underwriter   or
                      underwriters of a Piggyback Registration (or AMP, in the case of a Piggyback
                      Registration that is not being underwritten) shall determine that the amount of securities of AMP (including Registrable Shares) to be included in such
                      Piggyback Registration exceeds the maximum amount of securities (the "Maximum
                      Piggyback Amount") that could be included in such registration without adversely affecting the price at which such securities could be sold or otherwise adversely affecting the market for AMP's securities, AMP shall include in such Piggyback Registration the Maximum Piggyback Amount of such securities (including Registrable Shares) in accordance with the following order of priority:

                              (a)             first,  if  such  offering
          is made  pursuant  to  the
                         exercise   of  demand   registration  rights   by
          Third   Party  Demanding
                         Stockholders (as herein  defined), the securities
          requested  to be included
                         in such offering by the Persons exercising such
          demand registration rights;


                              (b)             second, the  securities AMP
          proposes to sell  for its
                         own account; and

                              (c)             third,   provided   that  the
           aggregate   number  of
                         securities to be included in such registration pursuant to clauses (a) and

                         (b) of  this Section 2.3  is less  than the
          Maximum  Piggyback Amount,  the
                         remaining  securities  (including  Registrable
          Shares)   requested  to  be
                         registered by the holders thereof, on a pro rata basis among the holders of such Registrable Shares and the holders of such other securities according to the number of Registrable Shares or other securities requested to be included by such holders.

                         2.4  Delay  and  Withdrawal of  Piggyback
          Registrations.   Notwithstanding
                      anything in this Article II to the contrary, AMP may, in its sole discretion, delay the effectiveness of or abandon any Piggyback Registration including, subject to the rights of the Third Party Demanding Stockholders, any Third
                      Party Registration that is treated as a Piggyback Registration for purposes of this Agreement.


                                                        ARTICLE III

                      THIRD PARTY REGISTRATIONS

                         3.1  Third Party  Demand Rights.   AMP shall
          deliver a  written notice  to
                      each holder of Registrable Shares (a "Third Party Demand Notice") not less than thirty (30) days prior  to filing any
          Registration Statement pursuant  to
                      demand registration  rights granted by AMP to
          holders of Common Stock ("Third
                      Party Demanding Stockholders") other than pursuant to this Agreement ("Third
                      Party Demand Rights").   During the fifteen (15) day
          period following delivery
                      of a Third Party Demand Notice, each holder of Registrable Shares may deliver a written notice to AMP (a "Third Party Registration Request") requesting that
                      AMP include in  such Registration  Statement
          Registrable Shares  held by  such
                      holder and stating the number of Registrable Shares that such holder requests that AMP include in such Registration Statement. Subject to the limitations set forth in this Article III, AMP shall include in any registration of shares of Common Stock made pursuant to Third Party Demand Rights (a "Third Party
                      Registration") all Registrable Shares that the holders of Registrable Shares have requested that AMP register as set forth in Third Party Registration
                      Requests delivered by such holders (the "Third Party Requesting Stockholders")
                      in  connection  with  such Third  Party
          Registration.    Except as  otherwise
                      provided in this Article III, a  Third Party
          Registration in which Registrable
                      Shares are included pursuant to this Article III shall be counted as a Demand
                      Registration for purposes of this Agreement.

                         3.2  Numerical Thresholds.

                              (a)             If the  number of
          Registrable Shares requested  to be
                         included by Third Party Requesting Stockholders pursuant to Section 3.1 hereof in any Third Party Registration is less than the Minimum Demand
                         Number, AMP shall deliver prompt written notice thereof to each of the
                         Third Party Requesting Stockholders and such Third Party Registration shall be treated as a Piggyback Registration as to which the provisions of
                         Article II of  this Agreement  shall apply.   Each
          Third Party  Requesting
                         Stockholder shall have the right to withdraw from any Third Party
                         Registration that is treated as a Piggyback Registration by operation of this Section  3.2(a) and each  Third Party
          Requesting  Stockholder that  so
                         withdraws by written notice delivered to AMP within the ten (10) day period following the notice referred to in the preceding sentence shall have no liability or obligation with respect to such Piggyback Registration.

                              (b)             Subject  to the  remaining
          provisions of  this Article
                         III, if the number of Registrable Shares included in any Third Party
                         Registration by Third Party Requesting
          Stockholders pursuant to Section 3.1
                         hereof equals or exceeds the Minimum Demand Number, such Third Party

                         Registration shall be counted as a Demand
          Registration for purposes of this
                         Agreement.
                         3.3  Limitations on Third Party Registration
          Rights.

                              (a)             The  registration  rights
          provided  to  holders   of
                         Registrable Shares in this Article III shall terminate at such time as there are less than the Minimum Demand Number of Registrable Shares.

                              (b)             AMP  shall not  be  required
          to take  any  action  to
                         register Registrable Shares pursuant to any Third Party Registration
                         Request, unless such Third Party Registration Request has been delivered to
                         AMP in accordance with Section 3.1 hereof prior to the expiration of the
                         Registration Period.

                              (c)             Subject  to the  rights of
          the Third  Party Demanding
                         Stockholders, AMP may postpone for a reasonable period of time (not to exceed  ninety (90) days)  the filing or
          effectiveness  of any Registration
                         Statement  filed  or  to  be  filed  in
          connection  with any  Third  Party
                         Registration, if at the time AMP receives the demand request with respect to such Third Party Registration (i) AMP is conducting or is about to conduct a public offering of Common Stock or other securities of AMP and
                         AMP is advised by its investment banker that such offering would be adversely affected  by such Third Party
          Registration or (ii)  the Board of
                         Directors of AMP shall determine in good faith that such Third Party
                         Registration will interfere with any financing, merger, sale of assets, recapitalization or other material transaction involving AMP or any of its subsidiaries, which, in each case, is either pending or under active and
                         continuing  negotiation.    If  any  Third  Party
          Registration  in   which
                         Registrable Shares are included is postponed pursuant to this Section

                         3.3(c), such Third Party Registration, as between AMP and the Third Party
                         Requesting Stockholders, shall be  deemed
          withdrawn, unless  a majority  in
                         interest of Third Party Requesting Stockholders holding not less than the
                         Minimum Demand Number of  Registrable Shares to
          be included in such  Third
                         Party Registration elect in writing not to withdraw such Third Party
                         Registration and the Registration Period shall be extended by the number of days of such postponement if such Third Party Registration constitutes a
                         Demand Registration.   A Third  Party Registration
          that  is deemed  to have
                         been withdrawn by operation of this Section 3.3(c) shall not count as a
                         Demand Registration for purposes of this
          Agreement.
                        (d)             Subject  to the  rights of  the
          Third  Party Demanding
                         Stockholders, AMP shall abandon any Third Party Registration, which would otherwise be counted as a Demand Registration for purposes of this
                         Agreement, if  after giving effect  to any
          withdrawals  by the  Third Party
                         Requesting Stockholders of Registrable Shares requested to be included in such Third Party Registration pursuant to Third Party Registration Requests delivered pursuant to Section 3.1 hereof in connection with such Third
                         Party Registration (other than a withdrawal pursuant to Section 3.3(c)
                         hereof or any withdrawal mandated by application of Section 3.4 hereof), the aggregate number of shares of Common Stock (including Registrable
                         Shares) to be included in  such Third Party
          Registration would be less than
                         the Minimum  Demand Number.   A Third  Party
          Registration abandoned  by AMP
                         pursuant to this Section 3.3(d) shall not be counted as a Demand
                         Registration for purposes of this Agreement.

                              (e)             AMP shall not be deemed to
          have effected a Third Party
                         Registration to  be counted as a  Demand
          Registration for  purposes of this
                         Agreement unless and until the Registration
          Statement filed with the SEC in
                         connection with such Third Party Registration has been declared effective under the Act and has remained in effect until the earlier of (i) the completion of the distribution of all Registrable Shares registered thereby or (ii) the expiration of the thirty (30) day period commencing upon the effective date of such Registration Statement.

                              (f)             In  the event that shares of
          Common Stock in any Third
                         Party Registration which is counted as a Demand Registration for purposes of this Agreement are to be the subject of an underwritten offering, if requested by the underwriters participating therein, the Registrable Shares shall be included in the underwritten offering on the same terms and conditions as the other shares of Common Stock.

                         3.4  Priorities.     In  the  event   that  the
          managing  underwriter   or
                      underwriters of a Third Party Registration (or AMP, in the case of a Third
                      Party Registration that is not being underwritten) shall determine that the amount of securities of AMP (including Registrable Shares) to be included in such Third Party Registration exceeds the maximum amount of such securities
                      (the "Maximum Third Party Demand Amount") that could be included in such registration without adversely affecting the market for AMP's securities, AMP shall include in such Third Party Registration the Maximum Third Party Demand
                      Amount of such securities in accordance with the following order of priority:

                              (a)             first,  the shares  of
          Common Stock  requested to  be
                         registered by the  Third Party Demanding
          Stockholders as a  group, to  the
                         extent of the Maximum Third Party Demand Amount;

                              (b)             second,  to the  extent that
          the aggregate  number of
                         shares of Common Stock requested to be registered by Third Party Demanding
                         Stockholders does not exceed the Maximum Third Party Demand Amount, the

                         Registrable Shares requested to be registered by the Third Party Requesting
                         Stockholders as a group; and
                              (c)             third,  to the  extent  that
          the  aggregate number  of
                         shares of Common Stock requested to be registered by the Third Party
                         Demanding Stockholders and Registrable Shares requested to be registered by the Third Party Requesting Stockholders does not exceed the Maximum Third
                         Party Demand Amount, the remaining securities requested to be registered by the holders thereof, to be allocated in such manner as AMP may determine.


                                                        ARTICLE IV

                      MANDATORY REGISTRATION

                         4.1  Mandatory Registration.   Subject to the
          limitations set forth in this
                      Article IV, AMP shall (a) on or prior to March 15, 1996, file a Registration
                      Statement with the SEC which includes (as part of such registration) up to fifty percent (50%) of the Acquisition Shares (the "Mandatory Registration")
                      and (b) consistent with clause (iii) of Section 5.1(b) hereof, use its reasonable best efforts to cause the Mandatory Registration to become effective on or prior to May 15, 1996. Except as otherwise provided in this
                      Article IV, the Mandatory Registration shall be counted as a Demand
                      Registration for purposes of this Agreement.

                         4.2  Limitations on the Mandatory Registration.

                              (a)             AMP shall  not  be required
          to take  any action  with
                         respect to the Mandatory Registration, unless AMP shall, on or prior to
                         March 1, 1996, receive from the holders of Registrable Shares a written notice (i) stating the respective number of Registrable Shares of such holders  that AMP include in the Mandatory
          Registration and (ii) requesting
                         that AMP include, in the aggregate, not less than the Minimum Demand Number in the Mandatory Registration.

                              (b)             AMP shall not be deemed to
          have effected the Mandatory
                         Registration   contemplated  hereby  unless  and
          until  the  Registration
                         Statement filed with the SEC in connection therewith has been declared effective under the Act and has remained in effect until the earlier of (i)
                         the completion of the distribution of all Registrable Shares registered thereby or (ii) June 13, 1996.

                         4.3  Manner of  Offering.  The offering  of
          Registrable  Shares pursuant to
                      the Mandatory Registration shall be on a current basis and not on a delayed or continuous basis and made, at the option of a majority in interest of the holders of Registrable Shares to be included in the Mandatory Registration, pursuant to either (a) a "firm-commitment" underwritten offering through a nationally recognized underwriter or underwriters selected by such holders and reasonably satisfactory to AMP or (b) a non-underwritten offering pursuant to a prescribed plan of distribution reasonably satisfactory to AMP and such holders.

                         4.4  Priorities.     In  the  event   that  the
          managing  underwriter   or
                      underwriters of the Mandatory Registration shall determine that the amount of securities of AMP (including Registrable Shares) to be included in the
                      Mandatory Registration exceeds the maximum amount of such securities (the
                      "Maximum Mandatory Amount") that could be included in such registration without materially and adversely affecting the market for AMP's securities,
                      AMP shall include in the Mandatory Registration the Maximum Mandatory Amount
                      of such securities in accordance with the following order of priority:

                              (a)             first,   the  Registrable
          Shares  requested   to  be
                         registered by the holders of such Registrable Shares, pro rata, to the extent of the Maximum Mandatory Amount; and

                              (b)             second, to  the extent that
          the  number of Registrable
                         Shares requested to be registered by the holders thereof does not exceed the Maximum Mandatory Amount, the remaining securities requested to be registered by the holders thereof, to be allocated in such manner as AMP may determine.


                                                         ARTICLE V

                      REGISTRATION PROCEDURES

                         5.1  Registration Procedures.

                              (a)    Whenever  holders  of  Registrable
          Shares  shall  request  the
                         registration  of   any  Registrable   Shares
          pursuant  to   the  Mandatory
                         Registration or  any Demand  Registration,
          Piggyback Registration  or Third
                         Party  Registration, AMP will  use its reasonable
          best  efforts (subject to
                         Section 2.4 hereof, in the case  of any Piggyback
          Registration, including a
                         Third Party Registration  treated as a Piggyback
          Registration  for purposes
                         of this Agreement) to effect the registration of
          such Registrable Shares in
                         accordance  with  the  intended  method  of
          disposition  thereof  within  a
                         reasonable period of time.

                              (b)             In connection with  any
          Demand Registration (including
                         the Mandatory Registration or any Third Party Registration that is counted as a Demand Registration for purposes of this Agreement), AMP (i) will prepare and file with the SEC a Registration Statement with respect to the
                         Registrable Shares to be included in such Demand Registration on any form for  which  AMP  then  qualifies  and  which
          counsel  to  AMP  shall  deem
                         appropriate for the sale of such Registrable
          Shares  in accordance with the
                         intended method  of distribution thereof, (ii)
          may incorporate disclosures
                         by reference from periodic and other reports to the extent permitted by applicable rules and regulations and (iii) shall use its reasonable best efforts to cause such Registration Statement to become effective (it being understood that whenever holders of Registrable Shares shall request the registration of any Registrable Shares pursuant to any Demand Registration,
                         AMP shall use  its reasonable best efforts
          (subject to  the limitations set
                         forth in Article I hereof) to (x) file such Demand Registration with the
                         SEC within forty-five (45) days after AMP's receipt of the applicable
                         Demand Request and  (y) cause such Demand
          Registration to  become effective               within  ninety
          (90)  days  after  AMP's receipt  of the  applicable  Demand
                         Request).
                              (c)             Not later  than  five (5)
          days  prior to  filing  any
                         Registration Statement or prospectus or any amendments or supplements
                         thereto  (including   any  documents  incorporated
          by   reference  in  any
                         Registration Statement after the initial filing of such Registration
                         Statement) in which Registrable Shares are included pursuant to this
                         Agreement, AMP will furnish to counsel for any managing underwriter of any underwritten  public offering of Registrable
          Shares and, whether or not the
                         Registration  Statement  relates to  an
          underwritten  public offering,  to
                         counsel engaged by the holders of a majority in interest of the Registrable
                         Shares  included  in  such  Registration
          Statement,  copies  of  all  such
                         documents proposed to be filed with the SEC, which documents shall be subject to the reasonable review of such counsels, and, if requested by such counsels, the insertion of material, which in their judgment is required to be included therein (subject, however, to the reasonable approval of counsel to AMP). Notwithstanding the foregoing, in the case of periodic and other reports of AMP which are incorporated by reference into any  Registration  Statement  in  which
          Registrable  Shares  are  included
                         pursuant to this Agreement after the effective date of such Registration

                         Statement, AMP shall only be required to furnish such periodic and other reports to counsel engaged by the holders of a majority in interest of the
                         Registrable  Shares  included  in  such
          Registration  Statement,  if  any,
                         concurrently with the filing of such periodic and other reports.

                              (d)             AMP will notify each  holder
          of the Registrable Shares
                         included in any Registration Statement pursuant to this Agreement of any stop order issued or, to the knowledge of AMP, threatened by the SEC in connection with such Registration Statement and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                              (e)             AMP  shall   prepare  and
          file  with   the  SEC  such
                         amendments and post-effective amendments to any Registration Statement filed pursuant to a Demand Registration (or pursuant to the Mandatory
                         Registration or a Third Party Registration that is counted as a Demand
                         Registration  for   purposes  of   this
          Agreement),  and   amendments  and
                         supplements to the prospectus issued in connection therewith, as may be necessary to keep such Registration Statement effective for the period set forth in Section 1.4(c) hereof, in the case of a Demand Registration, the period set forth in Section 3.3(e) hereof, in the case of a Third Party
                         Registration, or the period set forth in Section 4.2(d) hereof, in the case of the Mandatory Registration.

                              (f)             AMP  shall  furnish  to  the
          counsel  engaged  by  the
                         holders of a majority in interest of the
          Registrable Shares included in any
                         Registration  Statement pursuant to this
          Agreement and the  underwriter or
                         underwriters and each holder of Registrable Shares included in such
                         Registration Statement such number of copies of the Registration Statement, including exhibits, and each post-effective amendment thereto, and the prospectus (including  each preliminary
          prospectus) and any  amendments or
                         supplements thereto, and  any documents
          incorporated  by reference  in such
                         Registration  Statement,   as  such  counsel,
          underwriter   or  holder  of
                         Registrable Shares may reasonably request in order to facilitate the disposition of the Registrable Shares being sold and to satisfy the prospectus delivery requirements of the Act.

                              (g)             AMP shall  promptly notify
          each holder  of Registrable
                         Shares that are included in any Registration Statement pursuant to this
                         Agreement, at any time when a prospectus relating to such Registrable
                         Shares is required to be delivered under the Act, of the happening of any event which causes such prospectus as then in effect to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, if necessary in the reasonable judgment of counsel for
                         AMP, AMP will promptly prepare a supplement or amendment to such prospectus so that as thereafter delivered to the purchasers of such Registrable
                         Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.
                              (h)             Each holder of Registrable
          Shares, upon receipt of any
                         notice of the happening of any event of the kind described in Section
                         5.1(g) hereof, will immediately discontinue disposition of the Registrable
                         Shares until such holder's receipt of the copies of the supplemented or amended  prospectus contemplated  by Section
          5.1(g) hereof  or until  such
                         holder is advised in writing by AMP that the use of the prospectus may be resumed, and, if so directed by AMP, such holder will, or will request the managing underwriter or underwriters (if any) to, deliver to AMP all copies, other than permanent file copies then in such holder's possession, of the prospectus covering  such Registrable
          Shares current at  the time of
                         receipt of such notice.

                              (i)             If   requested   by   the
          managing   underwriter   or
                         underwriters of any registration or by any holder of the Registrable Shares included  in any Registration Statement, AMP
          shall, subject to the approval
                         of counsel to AMP in its reasonable judgment, promptly incorporate in a
                         prospectus   supplement  or   post-effective
          amendment   such  information
                         concerning underwriters and the plan of distribution for the Registrable
                         Shares as such managing underwriter or underwriters or such holder reasonably shall furnish to AMP in writing and request to be included therein, including, without limitation, with respect to the number of
                         Registrable Shares being sold by such holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                              (j) AMP shall use its reasonable best efforts to register
                         or qualify the Registrable Shares covered by any Registration Statement pursuant to this Agreement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any holder of such Registrable Shares or underwriter reasonably requests in writing, and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable
                         Shares covered by such Registration Statement, provided that AMP will not be required to qualify generally to do business (or subject itself to taxation) in any jurisdiction where it is not then so qualified (or subject) or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

                              (k)             AMP shall reasonably
          cooperate with the holders of the
                         Registrable Shares covered by any Registration Statement pursuant to this
                         Agreement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing
                         Registrable Shares to be sold under such Registration Statement, in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request.


                              (l)             Prior to effectiveness  of
          any Registration  Statement
                         filed  pursuant  to the  Mandatory Registration
          or a  Demand Registration,
                         Piggyback  Registration or Third Party
          Registration, AMP and the holders of
                         Registrable  Shares  covered  thereby   shall
          enter  into  such  customary
                         agreements (including, if such Registration Statement relates to an underwritten offering, an underwriting agreement as provided in Section
                         5.1(o) hereof) and take all such other customary actions (including, without limitation, delivery of customary legal opinions and officers'
                         certificates) as the holders of the Registrable Shares being sold or the underwriters participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

                              (m)             For a  reasonable period
          prior to  the filing  of any

                         Registration  Statement  covering   Registrable
          Shares  pursuant  to  this
                         Agreement, AMP shall give the holders of such Registrable Shares, their underwriters, if  any, and  their respective
          counsel and  accountants, such
                         access to the books and records of AMP and such opportunities to discuss
                         the   business  of  AMP  with  its  officers  and
          the  independent  public
                         accountants who have certified AMP's financial statements as shall be necessary, in the opinion of such counsel or underwriters, to conduct a reasonable investigation within the meaning of the Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other Person (other than such party's counsel, accountants and financial advisors) any information or records reasonably designated by
                         AMP as being confidential, until such time as (i) such information becomes a matter of public record (whether by virtue of its inclusion in such
                         Registration Statement or otherwise), (ii) such party shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter or pursuant to  any other  requirement  of law  or
          (iii)  such information  is
                         required to be set forth in such Registration Statement or the prospectus included therein or in an amendment to such Registration Statement or an amendment or supplement to such prospectus in order that such Registration
                         Statement, prospectus, amendment or supplement, as the case may be, does not include an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

                              (n)             AMP may  require each holder
          of  Registrable Shares as
                         to which any registration is being  effected
          pursuant to this Agreement  to
                         furnish to AMP such information regarding such holder and such holder's intended  method of distribution of such
          Registrable Shares as AMP may from
                         time to time reasonably request in writing. Each such holder agrees (i) to notify AMP as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to AMP or of the occurrence of any event, in either case, as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such holder or such holder's intended method of distribution of such Registrable Shares or omits or would omit to state any material fact regarding such holder or such holder's intended method of distribution of such Registrable Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (ii) promptly to furnish to AMP any additional  information  required  to  correct
          and update  any  previously
                         furnished information or required so that such prospectus shall not
                         contain,   with  respect  to  such  holder  or
          the  distribution  of  such
                         Registrable Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
                              (o)             Each holder of Registrable
          Shares participating in any
                         underwritten offering agrees to (i) sell its Registrable Shares on the basis provided  in any underwriting arrangements
          (A) reasonably approved by
                         AMP in its sole discretion, in the case of the Mandatory Registration or a
                         Piggyback Registration or a Demand Registration, or (B) reasonably approved by the Third Party Demanding Stockholders and a majority in interest of such holders and reasonably satisfactory to AMP, in the case of a Third

                         Party   Demand  Registration,  and  (ii)  in  the
          case  of  the  Mandatory
                         Registration  or a  Piggyback  Registration,
          Demand  Registration  or Third
                         Party Registration, to complete and execute all questionnaires, powers of
                         attorney,   indemnities,  underwriting
          agreements  and   other  documents
                         consistent with the terms of this Agreement and reasonably required under the terms of such underwriting arrangements.

                         5.2  Restrictions  on  Public Sale.   If  and  to
          the extent  requested in
                      writing  by   the  managing  underwriter   or
          underwriters  for   any  Demand
                      Registration,  including  the  Mandatory
          Registration  or  any  Third  Party
                      Registration  that is counted  as a Demand
          Registration for  purposes of this
                      Agreement (or AMP, in the case of any such Demand Registration that is not being underwritten), each holder of Registrable Shares agrees not to sell or offer to sell any Registrable Shares during the seven (7) days prior to, and during one hundred eighty (180) day period beginning on, the effective date of such Demand Registration (except as part of such registration).
                       5.3 Rule 144. AMP covenants that it will use its reasonable best efforts to file any reports required to be filed by it under the Act and the
                      Securities Exchange Act of 1934, as amended (or, if the Registration Period has expired and AMP is not required to file such reports, it will, upon the request of any Stockholder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Act), and it will take such further action  as any  Stockholder may
          reasonably request,  all to  the
                      extent required from time to time to enable such Stockholder to sell
                      Registrable Shares without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter
                      adopted by  the Commission.   Upon the  request of
          any  Stockholder, AMP  will
                      deliver to such Stockholder a written statement as to whether it has complied with such requirements.


                                                        ARTICLE VI

                      EXPENSES

                         6.1 Expenses Borne by AMP. Except as otherwise provided in Section 6.2 hereof or as are to be borne by persons who are not parties hereto, AMP will bear all expenses incident to its obligations with respect to the Mandatory
                      Registration or any Demand Registration, Third Party Registration or Piggyback
                      Registration.   Such expenses shall  include, without
          limitation,  (a) all SEC
                      and National Association of Securities Dealers, Inc. registration and filing fees and expenses, (b) all fees and expenses related to compliance with securities or blue sky laws, (c) all expenses related to the preparation, printing, distribution and reproduction of
          Registration Statements required to
                      be filed in connection with the Mandatory Registration and such Demand
                      Registrations, Third Party Registrations and Piggyback Registrations, the
                      prospectuses included therein or prepared for distribution pursuant thereto and any amendments or supplements to the foregoing, (d) all messenger and delivery expenses and internal expenses, including, without limitation, all salaries and expenses of AMP's officers and employees performing legal or accounting duties, and (e) fees and disbursements of counsel and independent certified public accountants to AMP (collectively, "Registration Expenses").

                         6.2  Expenses Borne by the Holders.

                              (a)             Notwithstanding  anything
          contained  in  Section  6.1
                         hereof to the contrary, the holders of the Registrable Shares to be included in the Mandatory Registration or any Demand Registration, Third
                         Party Registration or Piggyback Registration shall pay, pro rata in proportion to their percentage ownership of the Registrable Shares being registered, (i) all underwriting discounts and commissions attributable to the sale of such Registrable Shares and (ii) solely with respect to any
                         Demand Registration or Third Party Registration that is counted as a Demand
                         Registration for purposes of this Agreement (but excluding the Mandatory
                         Registration), all Extraordinary Accounting Costs (as herein defined). For purposes of this Agreement, the term
          "Extraordinary Accounting Costs" means
                         (x)  the  costs  of  preparing  financial
          statements or  other  accounting
                         information to the extent that such financial statements or information are for  extraordinary  accounting  periods  or,  in
          the  case  of   financial
                         statements, vary from  the format currently
          utilized by AMP,  in accordance
                         with SEC rules, for SEC reporting purposes or filings under the Act, and
                         (y) the marginal  costs of preparing on an
          accelerated basis any financial
                         statements  or information  customarily  prepared
          by  AMP.   "Extraordinary
                         Accounting Costs" shall not include the costs of preparing customary
                         "comfort" letters and other customary opinions in connection with any
                         Demand Registration.

                              (b)             To the extent that  any
          registration expenses required
                         to be borne by the holders of Registrable Shares pursuant to this Section
                         6.2 in connection with any registration are incurred, assumed or paid by
                         AMP or any other Person, including any placement or sales agent for such offering or underwriter thereof, the holders of the Registrable Shares included in such registration shall reimburse AMP and such other Persons for the full amount of expenses so incurred, assumed or paid promptly after receipt  of a request for  such reimbursement.
          The  holders of Registrable
                         Shares included in such registration shall be jointly and severally liable for any such reimbursement.

                                                        ARTICLE VII

                      INDEMNIFICATION

                         7.1  Indemnification  by AMP.   AMP agrees  to
          indemnify,  protect and hold
                      harmless, to the fullest extent permitted by law, each holder of the
                      Registrable Shares to be included in any registration pursuant to this
                      Agreement, such holder's   officers, directors,
          partners, trustees, employees,
                      agents and each Person who "controls" such holder (within the meaning of the
                      Act), against any losses, claims, damages and liabilities to which any of such
                      Persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such
          Registrable Shares were registered
                      under the Act, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of  a prospectus, in light of the
          circumstances under which they were
                      made) not misleading, except to the extent that any such loss, claim, damage or liability arises out of or is based upon any information which any holder of Registrable Shares or underwriter (or sales or placement agent or broker)
                      of such offering furnished to AMP expressly for use therein or by any holder's or underwriter's (or sales or placement agent's or broker's) failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after AMP has furnished such Person with a sufficient number of copies of the same. Notwithstanding anything to the contrary herein contained, AMP shall not be liable for the fees and disbursements of more than one counsel for the holders of the Registrable Shares covered by any
                      Registration  Statement   or  prospectus.     AMP
          also  will   indemnify  any
                      underwriters, agents and brokers who participate in the sale of Registrable
                      Shares pursuant to this Agreement, their officers and directors and each
                      Person who "controls" such underwriters, agents or brokers (within the meaning of the Act) to the same extent as provided above with respect to the
                      Stockholders.

                         7.2  Indemnification by Holders of Registrable
          Shares.   In connection with
                      any Registration Statement in which a holder of Registrable Shares is participating, such holder agrees to indemnify, to the fullest extent permitted by law, severally and not jointly (based on portion of the proceeds of  the offering involving such Registration
          Statement received by such holder
                      relative to the total proceeds of such offering received by all holders of
                      Registrable Shares), AMP, its directors, employees, agents, officers and each
                      Person who "controls" AMP (within the meaning of the Act), against any losses, claims, damages, liabilities and expenses to which any of such Persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon an untrue or alleged untrue statement of a material fact contained in any Registration
                      Statement under which such Registrable Shares were registered under the Act, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by such holder to AMP specifically for inclusion in such Registration Statement.

                         7.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification  hereunder  agrees  to  give  prompt
          written  notice  to  the
                      indemnifying  party after the receipt by such  Person
          of any written notice of
                      the  commencement of any action,  suit, proceeding or
          investigation or threat
                      thereof made in  writing for which  such Person may
          claim indemnification  or
                      contribution pursuant to this Agreement and, unless
          in the reasonable judgment
                      of  such indemnified  party a  conflict  of interest
          may  exist between  such
                      indemnified  party  and the  indemnifying party  with
          respect to  such claim,
                      permit the indemnifying party to assume the defense
          of such claim with counsel
                      reasonably  satisfactory to  such  indemnified party.
            Whether or  not  such
                      defense is assumed by the indemnifying party, the
          indemnifying party will  not
                      be  subject to any liability for any  settlement made
          without its consent (but
                      such  consent will  not be  unreasonably withheld  or
          delayed).    Without the
                      consent of the indemnified party, no  indemnifying
          party will consent to entry
                      of any  judgment or enter  into any  settlement which
          does  not include as  an
                      unconditional  term  thereof the  giving  by the
          claimant  or plaintiff  of a
                      release of  such indemnified party from all liability
          in respect of such claim
                      or litigation.   If the indemnifying party is  not
          entitled to, or  elects not
                      to, assume the defense  of a claim, it will  not be
          obligated to pay  the fees
                      and expenses of more than one counsel with respect to
          such claim.
                         7.4  Contribution.     In   order  to   provide
          for  just   and  equitable
                      contribution in  circumstances in which  the
          indemnification  provided for  in
                      this  Article  VII  is  for  any  reason  held  to
          be unenforceable  although
                      applicable  in accordance with its  terms, AMP and
          the holders of Registrable
                      Shares  being registered, as among themselves, shall
          contribute to the losses,
                      claims,  damages,   liabilities  and   expenses
          described  herein,   in  such
                      proportions so that the portion thereof for which the
          selling holders shall be
                      responsible  shall be  limited to  the portion
          determined by  a court  or the
                      parties  to any  settlement to  be attributable  to
          an  untrue statement  of a
                      material fact  or an  omission  to state  a material
          fact  in a  Registration
                      Statement,  preliminary,   final  or  summary
          prospectus,   or  amendment  or
                      supplement  thereto  in   specific  reliance  upon
          and  in   conformity  with
                      information furnished to AMP by such holders for use
          therein, and AMP shall be
                      responsible  for the  balance, excluding  any
          information  provided to  AMP by
                      underwriters (subject  to any  other rights  AMP  may
          have  against any  other
                      selling security holder  not a holder of Registrable
          Shares, the securities of
                      which were  included in  such Registration
          Statement,  preliminary, final  or
                      summary  prospectus,  amendment or  supplement).
          As among  themselves,  the
                      holders  of  Registrable  Shares selling  securities
          in  such offering  shall
                      contribute to amounts payable by other selling
          holders, if any, in such manner
                      as shall give effect,  to the extent  permitted by
          law,  to the provisions  of
                      this  Section 7.4.  No Person guilty of "fraudulent
          misrepresentation" (within
                      the meaning  of Section 11(f)  of the Act)  shall be
          entitled  to contribution
                      from any Person who was  not guilty of such
          fraudulent misrepresentation.   If
                      indemnification is available under this Article VII,
          the indemnifying  parties
                      shall indemnify each indemnified party to the full
          extent provided in Sections
                      7.1 and 7.2 hereof without  regard to the relative
          fault of  said indemnifying
                      party or the indemnified  party or any other
          equitable  consideration provided
                      for in this Section 7.4.


                                                       ARTICLE VIII

                      MISCELLANEOUS

                         8.1  Other Registration Rights.   AMP shall have
          the  right to (a) grant to
                      any Person the right to require AMP to register on demand any Common Stock or other securities of AMP, subject to the rights of the holders of Registrable
                      Shares under this Agreement, (b) grant to any person "piggyback" or similar registration rights with respect to Common Stock or any other securities of
                      AMP, including piggyback registration rights relating to Demand Registrations, and (c) subject to the rights of the holders of Registrable Shares under this
                      Agreement, include for AMP's own account Common Stock or any other securities of AMP in the Mandatory Registration or any Demand Registration.

                         8.2  Remedies.   No remedy  conferred upon any
          party to this  Agreement is
                      intended to be exclusive of any other remedy herein or by law provided or permitted, but each such remedy shall be cumulative or shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive, in any action for specific performance, the defense that a remedy at law would be adequate.

                         8.3  Amendments  and Waivers.   Except  as
          otherwise  provided  herein, the
                      provisions of this Agreement may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, except (a) in writing duly signed on behalf of AMP, in the case of amendments, modifications, supplements, waivers or consents sought to be enforced against AMP, or (b) in writing duly signed by the holders of at least a majority of the Registrable Shares then outstanding affected by such amendment, modification, supplement, waiver or consent, in the case of amendments, modifications, supplements, waivers or consents sought to be enforced against the holders of Registrable Shares.

                         8.4  Notices.   All notices  required or
          permitted to  be given  hereunder
                      shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by nationally recognized private courier shall be deemed given on the day received (unless such day is a Saturday, Sunday or national holiday, in which case notice shall be deemed  given or the next  business day);
          provided, however,  that a notice
                      delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

                                              if to any of the
          Stockholders,
                                              addressed to:

                                              Mr. Harold N. Cotton
                                              11 Chiltern Hill Drive North
                                              Worcester, MA  01609

                                              and

                                              Mr. Robert Bretholtz
                                              28 Bristol Road
                                              West Newton, MA  02165

                                              with a copy to:

                                              Goodwin, Proctor & Hoar
                                              Exchange Place
                                              Boston, MA  02109
                                              Attention:  Richard E. Floor,
          P.C.
                                              Telecopier:  (617) 523-1231

                                              If to AMP,
                                              addressed to:
                                              AMP Incorporated

                                              P.O. Box 3608 M.S. 176-34
                                              Harrisburg, PA  07105-3608
                                              Attention:  Corporate
          Development
                                              Telecopier:  (717) 592-6655

                                              and

                                              AMP Incorporated
                                              P.O. Box 3608 M.S. 176-34
                                              Harrisburg, PA  07105-3608
                                              Attention:  Corporate
          Secretary
                                              Telecopier:  (717) 780-4022

                      and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section
                      8.4.

                         8.5  Successors and Assigns.

                              (a)             This  Agreement shall inure
          to the benefit  of and be
                         binding upon the successors and assigns of each of the parties hereto;
                         provided, however, that (x) no Stockholder shall have the right to assign or otherwise transfer (whether by operation of law or otherwise) any of the rights granted to such Stockholder under this Agreement, except, subject to compliance with the provisions of Section 8.5(b) hereof, to (i) its stockholders upon the liquidation and dissolution of such Stockholder (ii)
                         the estate of an individual stockholder who is deceased, (iii) a spouse or descendant of an individual stockholder and (iv) a trust primarily for the benefit of an individual stockholder and/or one or more of the persons described in clause (iii) above and (y) the Stockholders and their permitted assigns shall have the right, in the aggregate, to transfer by gift all of a portion of their rights hereunder to a total of five (5) or fewer  charitable organizations  reasonably
          satisfactory  to AMP  (it being
                         understood that any such transfer described in either of clauses (x) or (y)
                         above is referred to herein as a "Permitted Transfer" and any such transferee  is  referred  to  herein as  a
          "Permitted  Transferee").   Any
                         assignment or transfer contrary to the foregoing restriction shall be void ab initio.

                              (b)             Each Permitted Transferee
          who is not a  party to this
                         Agreement prior to a Permitted Transfer, shall execute and deliver, as a condition to such Permitted Transfer, such documents as are reasonably deemed necessary by AMP, in consultation with its counsel, to evidence such
                         Person's joinder in, acceptance of, and agreement with, the obligations of holders of Registrable Shares under this Agreement.

                         8.6  Counterparts.    This Agreement  may  be
          executed  in  any number  of
                      counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed to be an original, and all of which shall be taken to be one and the same instrument with the same effect as if each of the parties hereto had signed the same signature page. Any signature page of this
                      Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signature thereon and may be attached to another counterpart of this Agreement identical in form hereto and having attached to it one or more additional signature pages.

                         8.7 Headings. The section and other headings contained in this Agreement are for convenience only and shall not be deemed to limit, characterize or interpret any provisions of this Agreement.

                         8.8  Governing  Law.    This  Agreement  and  the
          rights  of  the  parties
                      hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without application of the rules regarding conflicts of law.

                         8.9  Separability.   Whenever possible,  each
          provision  of this  Agreement
                      shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the  extent  of  such  unenforceability  or
          invalidity,  and   the  remaining
                      provisions of this Agreement shall continue to be binding and in full force and effect so long as the essential purposes of this Agreement are not impaired.

                         8.10 Entire Agreement. This Agreement contains the entire agreement, and supersedes all prior agreements and understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                         IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.

                                        AMP INCORPORATED


                                        By:  /s/W. J. Hudson
                                        Its: Chief Executive Officer
                                             and President


                                        STOCKHOLDERS:



                                        /s/Harold N. Cotton



                                        /s/Robert M. Bretholtz




                                        LAUREN COTTON TRUST


                                        By: /s/Harold N. Cotton

                                        Its:  Trustee


                                        NANCY E. COTTON TRUST


                                        By: /s/Harold N. Cotton
                                        Its:  Trustee


                                         BETSY COTTON TRUST


                                         By: /s/Harold N. Cotton
                                         Its:  Trustee



                                         /s/Ronnie Bretholtz, as custodian
                                        for Jared C. Bretholtz


                                         JOSHUA B. BRETHOLTZ GRANTOR TRUST


                                        By: /s/Robert M. Bretholtz
                                        Its:  Trustee

                                                        EXHIBIT 21

                      SUBSIDIARIES AND BRANCHES OF AMP INCORPORATED (all wholly owned and included in consolidated results)

                      AMP Cable Assembly Systems, Inc.
                      Wilmington, Delaware

                      AMP Investments, Inc.
                      Wilmington, Delaware

                      Connectware, Inc.
                      Richardson, Texas
                      (Delaware, U.S.A.)

                      M/A-COM, Inc.
                      Lowell, MA
                      The Whitaker Corporation
                      Wilmington, Delaware

                      AMP of Canada, Ltd.
                      Toronto, Canada
                      (Delaware, U.S.A.)

                      AMP S. A. Argentina C.I.Y.F.
                      Buenos Aires, Argentina

                      AMP do Brasil Ltda.
                      Sao Paulo, Brazil

                      AMP de Mexico, S.A.
                      Mexico City, D.F. Mexico

                      AMP Amerex
                      Hermosillo, Mexico

                      AMP Osterreich Handelsgesellschaft m.b.H.
                      Vienna, Austria

                      AMP Belgium
                      Brussels, Belgium
                      (Branch of AMP-Holland B.V.)

                      AMP Czech s.r.o
                      Brno, Czech Republic

                      AMP Danmark
                      Viby, Denmark
                      (Branch of AMP-Holland B.V.)

                      AMP Estonia AS
                      Tallin, Estonia

                      AMP Finland Oy
                      Helsinki, Finland

                      AMP de France S.A.
                      Paris, France

                      Simel S.A.
                      Gevrey-Chambertin, France

                      AMP Export SARL
                      Pontoise, France

                      AMP Deutschland G.m.b.H.
                      Frankfurt, Germany

                      Jitex Elektrovertr. G.m.b.H.
                      Wuppertal, Germany

                      AMP of Great Britain Limited
                      London, England

                      SIMEL (UK) Limited
                      Chencesler, Glos., England

                      AMP Hungary Manufacturing Co. Ltd.
                      Esztergom, Hungary

                      AMP Hungary Trading Co. Ltd.
                      Budapest, Hungary

                      AMP Ireland Limited
                      Dublin, Ireland

                      AMP Interconnection Products Israel, Ltd.
                      Haifa, Israel

                      AMP Italia S.p.A.
                      Torino, Italy

                      AMP Italia Products S.p.A.
                      San Salvo, Italy

                      AMP-Holland B.V.
                      's-Hertogenbosch, The Netherlands

                      AMP Norge A/S
                      Oslo, Norway

                      AMP Polska Sp.z.o.o.
                      Warsaw, Poland

                      AMP Portugal, Lda.
                      Lisbon, Portugal

                      AMP Slovenia Trading and Manufacturing Ltd.
                      Ljubljana, Slovenia

                      AMP Espanola, S.A.
                      Barcelona, Spain

                      SIMEL Iberica, S.A.
                      Vizcaya, Spain

                      AMP Products South Africa (Proprietary) Limited Johannesburg, South Africa

                      AMP Svenska AB
                      Stockholm, Sweden

                      AMP (Schweiz) A.G.
                      Steinach, Switzerland

                      AMP (Schweiz) Produktions A.G.
                      Steinach, Switzerland

                      Decolletage S.A. St.-Maurice
                      St.-Maurice, Switzerland

                      AMP Shunde Connector, Ltd.
                      Shunde, Peoples Republic of China

                      Australian AMP Pty. Ltd.
                      Sydney, Australia

                      AMP Products Pacific Ltd.
                      Hong Kong

                      AMP India Private Limited
                      Bangalore, India

                      AMP Tools (India) Pvt. Ltd.
                      Cochin, India

                      AMP (Japan), Ltd.
                      Tokyo, Japan

                      AMP Technology Japan Ltd.
                      Tokyo, Japan

                      Carroll Touch International, Ltd.
                      Tokyo, Japan
                      (Delaware, U.S.A.)

                      Businessland Japan Company, Ltd.
                      Tokyo, Japan

                      AMP Korea Limited
                      Seoul, South Korea

                      AMP Manufacturing Korea, Ltd.
                      Seoul, South Korea

                      AMP Products (Malaysia) Sdn. Bhd.
                      Kuala Lumpur, Malaysia

                      New Zealand AMP Ltd.
                      Auckland, New Zealand

                      AMP Philippines, Inc.
                      Manila, Philippines

                      AMP Singapore Pte. Ltd.
                      Singapore

                      AMP Manufacturing Singapore Pte., Ltd.
                      Singapore

                      AMP Taiwan B.V.
                      Taipei, Taiwan
                      (The Netherlands)

                      AMP Manufacturing Taiwan, Ltd.

                      Taipei, Taiwan

                      AMP (Thailand) Limited
                      Bangkok, Thailand

                      AMP Elektrik-Elektronik Baglanti Sistemleri
                      Ticaret Limited Sirketi
                      Istanbul, Turkey

                                                         EXHIBIT 5

                      March 25, 1996


                      AMP Incorporated
                      470 Friendship Road
                      Harrisburg, Pennsylvania  17111

                      Re:     AMP Incorporated
                         Registration Statement on Form S-3
                         filed March 25, 1996
                         (the "Registration Statement")

                      Gentlemen:

                      I am Associate General Legal Counsel of AMP Incorporated, a Pennsylvania
                      corporation  (the "Company").    This opinion  is
          being  furnished  to you  in
                      connection with the above-referenced Registration Statement. I have examined the Restated Articles of Incorporation of the Company, its By-Laws, as
                      amended, minutes of meetings of stockholders and directors and such other records and documents as I consider necessary for the purposes of rendering this opinion.

                      In my opinion:

                      The 729,463 shares of Common Stock of the Company covered by the Registration Statement have been legally issued and are fully paid and non-assessable.

                      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to me under the caption "Legal Matters" in the Prospectus contained therein.

                      Very truly yours,

                      David F. Henschel
                      Associate General Legal Counsel

                                                       EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 16, 1996 incorporated by reference in AMP Incorporated's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.

                                                    ARTHUR ANDERSEN LLP

          Philadelphia, PA
          March 25, 1996